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                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


The financial statements of Orient-Express Hotels Ltd. (the "Company") included elsewhere in this Registration Statement have been prepared to give effect to the consummation of the recapitalization and legal entity reorganization plan (the "Plan"), the effect of which would result in an increase in the number of issued and authorized shares of the Company and a legal entity reorganization of subsidiaries of the Company. The Plan is expected to take place prior to the commencement of the proposed offering of securities (as described more fully in Notes 1 (b) and 9 to the consolidated financial statements). On the effective date of the Registration Statement covering the common shares to be sold in the public offering, we expect to be able to issue the following consent.



/s/ Deloitte & Touche LLP
-------------------------
New York, New York
August 2, 2000


Board of Directors and Shareholders
Orient-Express Hotels Ltd.
Hamilton, Bermuda


We consent to the use in this Amendment No. 4 to Registration Statement
No. 333-12030 of Orient-Express Hotels Ltd. of our report dated April 18, 2000 (which reports express an unqualified opinion and include an explanatory paragraph referring to the adoption of Statement of Position No. 98-5, Reporting on the Costs of Start-up Activities), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Orient-Express Hotels Ltd., listed in Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



New York, New York
        , 2000